EXHIBIT 10.1

As of November 11, 2009

Emerging Vision, Inc.
100 Quentin Roosevelt Boulevard
Garden City, New York  11530

Attn:  Christopher G. Payan, CEO

Re:	M&T Bank with Emerging Vision, Inc. (the "Borrower")
Limited Waiver and Amendment to Revolving Line of Credit made available by M&TBank to the Borrower (the "Line of Credit” or the “Loan")

Dear Mr. Payan:

Manufacturers and Traders Trust Company (the "Bank") agreed to make available to the Borrower the Line of Credit pursuant to which the Borrower and the Bank entered into that certain Revolving Line of Credit Note and Credit Agreement dated as of August 7, 2007 (the “Note”) as same was amended by a Waiver and Amendment Letter dated as of November 14, 2008 and a Limited Waiver, Extension and Amendment dated as of April 1, 2009 (collectively, the "Amendment").

You have requested that the Bank waive the requirements under Paragraph (h) (3) of the “AFFIRMATIVE COVENANTS” Section of the Note for the 3rd quarter of 2009.

The Bank has agreed to the above request provided, in conjunction therewith, (i) the Principal Amount of the Note shall be amended as set forth herein and (ii) Borrower shall pay a Waiver Fee, as hereinafter defined.

LIMITED WAIVER:

Paragraph (h) (3) of the “AFFIRMATIVE COVENANTS” Section of the Note reads as follows:

(3)           Maximum Funded Debt to EBITDA* as follows:
4.0 as of 9/30/07 and 12/31/07;
3.75 as of 3/31/08, 6/30/08 and 9/30/08;
3.5 as of 12/31/08 and all quarters thereafter, to be tested quarterly on a trailing 12 month basis.

*Note:  EBITDA shall add back any non-cash expense associated with compensation and/or stock awards.  Funded Debt shall include outstanding balances under the M&T Revolving Line of Credit plus related party debt including the Combine seller note.

Pursuant to your request, the Bank hereby agrees to waive the Maximum Funded Debt to EBITDA requirement under Paragraph (h) (3) of the “AFFIRMATIVE COVENANTS” Section of the Note but only for the 3rd quarter of 2009.  In consideration for the Bank’s agreeing to grant this waiver to Borrower, Borrower shall remit a waiver fee of $5,000.00 (the “Waiver Fee”) to the Bank contemporaneously with its execution and delivery hereof.

AMENDMENT:

Pursuant to your request, the Principal Amount/Maximum Loan Amount of the Note is hereby amended and shall hereafter be $5,750,000.00.

Contemporaneously with Borrower’s execution and delivery hereof, the Borrower shall execute the accompanying “Allonge to Note” and deliver same to the Bank contemporaneously herewith.

ADDITIONAL TERMS/CLARIFICATION:

All other terms, conditions, definitions and provisions of the Note remain unchanged and in full force and effect.

Contemporaneous with the execution of this Limited Waiver and Amendment Borrower shall remit the Waiver Fee to the Bank.

Please be aware that this Limited Waiver and Amendment pertains only to the matters and fiscal periods specifically set forth herein and it pertains only to the specific terms of the Note set forth herein.  All other terms,  conditions, definitions and provisions of the Note not specifically and expressly amended hereby and all terms, conditions, definitions and provisions of all other loan documents executed and delivered in connection with the Loan remain in full force and effect during the term of this waiver and thereafter.

MANUFACTURERS AND TRADERS TRUST COMPANY, a New York banking institution

By: /s/ Tamra Postiglione
Tamra Postiglione, Vice President

ACKNOWLEDGED AND AGREED TO BY:
“BORROWER”

EMERGING VISION, INC.

By: /s/ Christopher G. Payan
Christopher G. Payan, CEO

AGREED, CONSENTED TO AND RATIFIED BY:
"GUARANTORS"

OG ACQUISITION, INC.

By:           /s/ Brian P. Alessi
Name: Brian P. Alessi
Title: Chief Financial Officer

COMBINE BUYING GROUP, INC.

By:           /s/ Brian P. Alessi
Name: Brian P. Alessi
Title: Chief Financial Officer

1725758 ONTARIO INC. D/B/A THE OPTICAL GROUP

By:           /s/ Brian P. Alessi
Name: Brian P. Alessi
Title: Chief Financial Officer